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                                                                    Exhibit 23.3



We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated May 9, 2002, in Amendment No. 1 to the Registration Statement (Form S-1 No. 33-84198) and related Prospectus of Hewitt Associates, Inc. for the registration of ________ shares of its class A common stock.

There are no schedules in the filing.



/s/ Ernst & Young

Chicago, Illinois

May 16, 2002